   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 6, 2004
                                                  REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    First Commonwealth Financial Corporation
             (Exact name of registrant as specified in its charter)

             Pennsylvania                                6021                                25-1428528
             ------------                                ----                                ----------
    (State or other jurisdiction of          (Primary Standard Industrial       (I.R.S. Employer Identification No.)
    incorporation or organization)            Classification Code Number)

                              Old Courthouse Square
                              22 North Sixth Street
                                Indiana, PA 15701
                                 (724) 349-7220
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            David R. Tomb, Jr., Esq.
                              Senior Vice President
                    First Commonwealth Financial Corporation
                              22 North Sixth Street
                           Indiana, Pennsylvania 15701
                                 (724) 349-7220
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                       Proposed          Proposed
                                                                       maximum           maximum         Amount of
             Title of each class of                 Amount to       offering price      aggregate       registration
          securities to be registered             be registered     per share (1)     offering price         fee
----------------------------------------------------------------------------------------------------------------------

Common stock, $1.00 par value                     3,000,000 shares     $14.26          $42,780,000          $3,461
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices per share of the common stock as quoted on the New York Stock Exchange on December 31, 2003 (within 5 business days prior to filing this registration statement).

================================================================================

                        [FIRST COMMONWEALTH LETTERHEAD]

                                   PROSPECTUS

                         FIRST COMMONWEALTH STOCK DIRECT
               A DIRECT PURCHASE & SALE PLAN FOR THE COMMON SHARES
                   OF FIRST COMMONWEALTH FINANCIAL CORPORATION

This prospectus describes First Commonwealth Stock Direct (which we refer to as the "Plan"), the direct stock purchase and dividend reinvestment plan of First Commonwealth Financial Corporation. The Plan provides both directly registered shareholders and interested first-time investors with an affordable alternative for buying, holding and selling shares of our stock. The Plan is administered by The Bank of New York (the "Bank"), our transfer agent.

First Commonwealth Stock Direct offers you the opportunity to:

     - PURCHASE SHARES - Buy shares of our stock conveniently and economically through reinvestment of dividends and/or optional cash investments for directly registered shareholders (holding an active shareholder account directly registered with The Bank of New York). The Plan also offers first-time investors (investors who are opening a new directly, registered account) the opportunity to make their initial purchase directly through the Plan.
     - REINVEST DIVIDENDS - Reinvest all or a portion of cash dividends paid on our stock to purchase additional shares of our stock. Currently, a 10% discount on the fair market price is offered on shares purchased with reinvested dividends only.
     - CHOOSE FORM OF OWNERSHIP - In lieu of issuing stock certificates, each participant's ownership will be recorded in "book entry" form (shares electronically held within the participant's account). Participants will receive timely statements and confirmation reflecting their transaction history. However, the issuance of physical certificates may be requested at any time from The Bank of New York via a toll-free number, website or by mail.
     - DEPOSIT STOCK CERTIFICATES - Plan participants may directly deposit stock certificates into the Plan for credit in book-entry form.
     - SELL SHARES - Sell all or a portion of your First Commonwealth shares that are held through the Plan directly without having to issue a certificate.
     - SAVE ON COMMISSIONS AND/OR FEES (SOME EXCEPTIONS APPLY) - We will pay all commission and service fees on purchases made with reinvested dividends and optional cash payments for current, directly registered participants. We will also pay broker's commission fees on purchases made by first-time investors, but there is an initial set-up fee charged by The Bank of New York. There are also fees associated with utilizing certain Plan features. The fees are set forth on page 18, "Cost to Participants."
      - TRANSFER SHARES - You may transfer shares held in your account to another person without charge.

Our common stock is listed and traded on the New York Stock Exchange under the symbol "FCF."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities are not savings accounts, but are unsecured obligations of First Commonwealth Financial Corporation. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                    This prospectus is dated January 6, 2004.

FIRST COMMONWEALTH STOCK DIRECT - A DIRECT PURCHASE & SALE PLAN FOR THE COMMON SHARES OF FIRST COMMONWEALTH FINANCIAL CORPORATION

                                TABLE OF CONTENTS

                                                                                          PAGE
PROSPECTUS/COMPANY INFORMATION                                                             3-4

SUMMARY OF THE PLAN:

         ELIGIBILITY/ENROLLMENT                                                             4
         PURCHASES                                                                          5
         DEPOSIT OF CERTIFICATES                                                            5
         SELLING/TRANSFERRING SHARES                                                        5
         PLAN COSTS                                                                         5

FREQUENTLY ASKED QUESTIONS/ANSWERS ON:

   ENROLLMENT                                                                               5
   DIVIDEND REINVESTMENT                                                                    6
   OPTIONAL/FIRST-TIME CASH INVESTMENTS.                                                    7
   FEES                                                                                     7
   AUTOMATED MONTHLY INVESTMENTS                                                            7
   HOW SHARES ARE PURCHASED                                                                 8
   INFORMATION-STATEMENTS                                                                   8
   DEPOSIT OF CERTIFICATES                                                                  9
   SELLING SHARES                                                                           9
   HOW SHARES ARE SOLD                                                                     10
   STOCK CERTIFICATE ISSUANCE                                                              10
   TRANSFERRING SHARES                                                                     10
   TERMINATING PARTICIPATION                                                               10

OTHER MATTERS
    RIGHTS OFFERING                                                                        10
    STOCK SPLITS                                                                           11
    VOTING AT SHAREHOLDERS MEETINGS                                                        11

HOW TO CONTACT THE BANK OF NEW YORK                                                        11

USE OF PROCEEDS                                                                            12
PLAN OF DISTRIBUTION                                                                       12
VALIDITY OF SECURITIES                                                                     12
FORWARD-LOOKING STATEMENTS                                                                 12
INDEMNIFICATION                                                                            13

TERMS/CONDITIONS OF THE PLAN                                                              14-17

COST TO PARTICIPANTS                                                                       18

                              ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (which we refer to as the "SEC") relating to the shares of our common stock offered. This prospectus does not include all of the information in the registration statement and provides you with a general description of the securities offered and the Plan. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Plan and the securities offered. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "First Commonwealth," "we," "us," "our" or similar references mean First Commonwealth Financial Corporation and its subsidiaries; and all references in this prospectus to "stock," "our stock" or "your stock" refer to our common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov.

The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be updated automatically and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, except that we are not incorporating by reference any document or information that is only "furnished" to the SEC or that is otherwise not deemed to be filed with the SEC under those sections.

-        Annual Report on Form 10-K for the year ended December 31, 2002;
- Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;
- Current Reports on Form 8-K filed April 17, 2003, July 17, 2003, July 29, 2003, August 12, 2003, October 23, 2003, December 5, 2003 and
         December 11, 2003;
- The description of our common stock set forth in our Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

                            ABOUT FIRST COMMONWEALTH

         First Commonwealth is a Pennsylvania corporation and a registered bank holding company engaged in the retail banking business through its wholly-owned subsidiary, First Commonwealth Bank, and offers personal financial planning, employee benefit services and investment and insurance products through its wholly owned subsidiaries First Commonwealth Financial Advisors, First Commonwealth Trust Company and First Commonwealth Insurance Agency. First Commonwealth also owns 50% of Commonwealth Trust Credit Life Insurance Company, which provides reinsurance for credit life and credit accident and health insurance sold by First Commonwealth Insurance Agency and the insurance agency subsidiary of the other 50% owner of Commonwealth Trust Credit Life Insurance Company. As of September 30, 2003, First Commonwealth had consolidated total assets of $4.8 billion, deposits of $3.2 billion and shareholders' equity of $410 million.

         First Commonwealth Bank is a Pennsylvania-chartered banking corporation headquartered in Indiana, Pennsylvania. First Commonwealth Bank conducts business through 93 community banking offices in the counties of Allegheny, Armstrong, Beaver, Bedford, Blair, Butler, Cambria, Centre, Clearfield, Elk, Huntingdon, Indiana, Jefferson, Lawrence, Somerset, Washington, and Westmoreland, Pennsylvania. First Commonwealth Bank offers a full range of financial services including such general retail banking services as demand, savings and time deposits and mortgage, consumer installment and commercial loans.

Recent Developments

In the Corporation's Form 10-Q dated September 30, 2003, the Corporation disclosed that it had and has automobile leases that might not qualify as financing leases pursuant to the recently released SEC Staff Interpretation Topic D-107, and that the Corporation was in process of analyzing the impact of the Staff Interpretation. The Corporation has subsequently determined that Topic D-107 will apply. Management is in the process of determining the effects of applying the Staff Interpretation to its leases. If the Corporation determines that the effects on the financial statements are material, the Corporation will restate prior period financial statements, as permitted, not later than the fiscal quarter beginning January 1, 2004.

                               SUMMARY OF THE PLAN

The following Summary of the Plan and Frequently Asked Questions and Answers may not contain all the information that may be important to you. You should read the entire prospectus carefully. The Terms and Conditions of the Plan and Fee Schedule are at the end of this prospectus. The Terms and Conditions of the Plan are subject to change without notice, and we reserve the right to modify the Plan at any time, including the right to terminate the Plan upon thirty (30) days notice to Plan participants. We intend the Plan to be for the benefit of long-term investors, and not individuals or institutions that engage in transactional profit activities or excessive joining and terminations, and we reserve the right to restrict, prohibit or terminate individual participation of shareholders who are not acting in accordance with the purpose of the Plan.

ELIGIBILITY AND ENROLLMENT
To be eligible to enroll in the Plan, you must already own shares of our stock held in a directly registered shareholder account with The Bank of New York. First-time investors (those who do not have a directly registered account) may enroll by making an initial purchase directly through the Plan, or by transferring one or more shares from another account into a directly registered account with The Bank of New York (see "How Do I Enroll in the Plan?" on page
5).

TO RECEIVE A PLAN ENROLLMENT FORM OR ADDITIONAL COPIES OF THIS PROSPECTUS, PLEASE CONTACT THE BANK OF NEW YORK, OUR TRANSFER AGENT AND ADMINISTRATOR OF THE PLAN AS FOLLOWS:

         TELEPHONE:        1-800-524-4458

         INTERNET:         www.stockbny.com (to download a copy of this
                           prospectus and/or Plan Enrollment Form).
                  THIS URL IS AN INACTIVE TEXTUAL REFERENCE AND IS NOT INTENDED TO INCORPORATE ANY CONTENT OF THE BANK OF NEW YORK'S WEBSITE INTO THIS PROSPECTUS.

         MAIL:             The Bank of New York
                           Investor Relations Department
                           Church Street Station
                           PO Box 11258
                           New York NY 10286-1258

CURRENT PARTICIPANTS
ALL PARTICIPANTS CURRENTLY ENROLLED IN FIRST COMMONWEALTH FINANCIAL CORPORATION BUYDIRECTSM HAVE AUTOMATICALLY BEEN ENROLLED IN THE NEW PLAN. CURRENT PARTICIPANTS NEED NOT RETURN ANOTHER ENROLLMENT FORM UNLESS THEY WISH TO MAKE A CHANGE IN THEIR PARTICIPATION ELECTION.

PURCHASES (THROUGH REINVESTMENT OF DIVIDENDS, OPTIONAL CASH INVESTMENT, FIRST-TIME INVESTMENT) Once enrolled in the Plan, you can reinvest cash dividends and/or make optional cash investments to purchase additional shares of our stock. Optional cash investments to the Plan can be made in amounts of your choosing which are within the Plan minimum and maximum amounts. You have the advantage of having your cash fully invested because all shares, both full and fractional, are credited to your account and earn additional dividends when paid.

If you elect to reinvest cash dividends, you will receive a 10% discount on purchases made through the Plan with reinvested dividends only. We will contribute to your account an amount equal to the difference between the actual price paid by The Bank of New York and the discounted price. The amount of discount is subject to change or termination and currently does not apply to first-time or optional cash investment purchases. You are responsible for determining any tax consequences resulting from the additional funds added as a result of the discount calculation and we urge you to consult a tax advisor in that regard.

DEPOSIT OF CERTIFICATES (SAFEKEEPING)
If you already own shares of our stock in certificated form, you may deposit the certificates for credit as book-entry shares in your Plan account. The Bank of New York will cancel the certificates and credit the shares to your Plan account in book-entry form. This feature protects your shares against possible loss, theft or accidental destruction of stock certificates and can save you the expense of having to replace your stock certificates.

CONVENIENCE IN SELLING OR TRANSFERRING SHARES
Some or all of the shares owned by you in the Plan can be easily sold or transferred through the Plan. Fractional shares for your account will be sold at the same price as full shares on a prorated basis. You may also instruct The Bank of New York to issue a certificate in your name for whole shares held in the Plan at any time.

PLAN COSTS
The costs and fees associated with the Plan (paid by First Commonwealth and/or charged to Participants) including enrollment costs, administrative service fees and/or brokerage commissions, are set forth on page 18, "Costs to Participants."


                     FREQUENTLY ASKED QUESTIONS AND ANSWERS

ON ENROLLMENT:
--------------

HOW DO I ENROLL IN THE PLAN?
Shareholders who have a directly registered account held with our transfer agent, The Bank of New York, and first-time investors can enroll in our Stock Direct Plan by completing, signing, and returning a Plan Enrollment Form. Copies of the Plan Enrollment Form and this prospectus can be obtained by contacting The Bank of New York at the following toll free number, 1-800-524-4458 or by visiting The Bank of New York's website at www.stockbny.com. Both existing shareholders (who hold directly registered accounts with The Bank of New York), and first-time investors must complete, sign, and return a Plan Enrollment Form to The Bank of New York.

For reinvestment of cash dividends, the Plan Enrollment Form must be received by The Bank of New York on or before the record date for the dividend payment date declared by First Commonwealth. First Commonwealth record dates are typically the last business day of the month prior to the scheduled dividend payment dates (which generally occur on or about the 15th day of January, April, July and October). However, there can be no assurances to the continuation of dividends or the selection of record or payment date.

If you own our stock in another account name (e.g. in a broker, bank, trust or other nominee name), you can arrange with the broker, bank, trust or other nominee to transfer at least one share of stock into direct registration with The Bank of New York, and then follow the instructions in the paragraph above for directly registered shareholders. If you do not wish to transfer shares held in nominee name, you can buy shares in your name through the Plan as a first-time investor and immediately enroll them in the Plan, as described above. You can also buy one or more shares of our stock in your name through a broker or other vendor, request direct registration for your account, and then enroll in the Plan after completing a Plan Enrollment Form.

Enrollment in the Plan is voluntary and may not be available to investors in certain countries. Participation in the Plan continues until terminated by the participant or First Commonwealth.

ON DIVIDEND REINVESTMENT:
-------------------------

HOW CAN I REINVEST MY DIVIDENDS?
You can choose to reinvest all or a portion of the cash dividends paid on the shares of our stock that are directly registered in your name under the Plan. Following your instructions on the Plan Enrollment Form, The Bank of New York will apply all or part of the cash dividend to the purchase of additional common shares. Dividends and other cash distributions are paid in U.S. dollars and the payable date is the date on which shareholders are paid. Dividend purchases are invested as promptly as practicable following the payable date. Depending on the number of shares being purchased and current trading volume in the shares, purchases may be executed in multiple transactions and may be traded on more than one date. All available cash dividends for your account, less any applicable tax withholding, will be invested and fractional shares will be calculated to four decimal places. First Commonwealth will pay all service fee and brokerage commissions associated with the reinvestment of dividends in First Commonwealth common stock.

WHAT OPTIONS ARE AVAILABLE FOR DIVIDEND INVESTMENTS?
     - FULL REINVESTMENT - If you elect this option, 100% of all cash dividends paid on shares held by you in the Plan (certificated and book entry form) will be reinvested in additional shares of our stock. This includes future shares acquired by you directly or through the Plan.
     - PARTIAL DIVIDEND REINVESTMENT - You may choose this option only if you hold some shares in certificate form. If you choose this option, you can direct that dividends on a specified number of shares held by you in certificate form be paid to you in cash. Dividends on the remaining shares held by you in certificate form as well as all shares held in the Plan will be reinvested. If you buy more shares in certificate form, it will not change your election. If you sell shares in certificate form it will not change your election unless the number of shares you hold in certificate form falls below the number you specified. In that case, cash dividends will be paid to you on the number of shares you hold in certificate form. You may change your instructions for this option, at any time, by completing a new Plan Enrollment Form.
     - CASH DIVIDENDS - NO REINVESTMENT--If you choose this option, you may enroll in the Plan only to make optional cash investments and/or deposit certificates into the Plan for safekeeping. By choosing this election you receive all dividends in cash and no dividends will be reinvested. You can also elect to have your cash dividends electronically deposited to a bank account.

CAN I ELECT TO HAVE MY CASH DIVIDENDS DIRECTLY DEPOSITED TO MY BANK OR OTHER FINANCIAL INSTITUTION? If you elect to have all or a portion of your dividend paid in cash, the amount will be paid by check or can be wired directly to your bank account via Electronic Funds Transfer (which we refer to as "EFT"). In order to take advantage of this option your bank or financial institution must be a member of the Automated Clearing House. If you are interested in this option, please call The Bank of New York at 1-800-524-4458 and request an "ACH Fulfillment Kit." If you enroll in direct deposit and later transfer your shares to a new shareholder account, or change your bank account, you will need to request and complete another ACH Fulfillment Kit.


ON OPTIONAL CASH AND FIRST TIME INVESTMENTS:
--------------------------------------------

HOW CAN I PURCHASE ADDITIONAL SHARES?
     - EXISTING SHAREHOLDER ACCOUNTS (DIRECTLY REGISTERED WITH THE BANK) - You can purchase additional shares by making voluntary optional cash investments which will be used to purchase shares of our stock for your Plan account. Shareholders whose shares are directly registered with The Bank of New York (not in street name) can make an optional cash investment when joining the Plan by enclosing a check or money order with a completed Plan Enrollment Form. Thereafter, all optional cash investments should be accompanied by the tear-off portion of your account statement or transaction advice. If you choose to make optional cash investments, you do not have to send the same amount of money each time. The minimum optional cash investment per account is $50.00, the maximum investment per transaction is $10,000.00, and the maximum aggregate investment in a calendar year is $120,000.00
     - EFT OPTION - You may also elect to make automated monthly optional cash investments by electronic funds transfer (for existing shareholder accounts). If the EFT option is chosen, a minimum of $50.00 will be deducted from your checking or savings account on the 25th day of each month, or if that date is not a business day, the deduction will be made on the preceding business day (see page 7, "Can I Make Automated Monthly Investments?").
     - FIRST TIME INVESTORS - For first-time purchases by investors who do not have a directly registered shareholder account, an initial purchase of shares may be made by sending a check and a completed Plan Enrollment Form to The Bank of New York. The minimum amount for the new investor per account is $500.00 (an initial one-time setup fee of $7.50 will be charged), the maximum investment per transaction is $10,000.00, and the maximum annual aggregate investment in a calendar year is $120,000.00.

All cash investment checks, optional or first time investment, must be made by a check drawn on a U.S. Bank, in U.S. currency, payable to "THE BANK OF NEW YORK - FIRST COMMONWEALTH STOCK DIRECT PLAN." Checks and Plan Enrollment Forms should be mailed directly to The Bank of New York using the address indicated on page
11. Third party checks, money orders, travelers checks and checks not drawn on a U.S. Bank or not in U.S. currency will not be accepted and will be returned to the sender. If a cash investment check is returned unpaid, The Bank of New York will reverse the credit of shares purchased for an account and sell additional shares from such account to satisfy any deficiencies. NO INTEREST WILL BE PAID ON OPTIONAL CASH INVESTMENTS HELD BY THE BANK OF NEW YORK PENDING INVESTMENT.

WHAT FEES ARE INVOLVED?
There is no enrollment fee, with the exception of an initial enrollment fee for first-time investors who are purchasing their initial shares through the Plan. This fee will be deducted from the initial investment amount. Service fees and brokerage commission for dividend, cash option and first-time investment purchases (except for the initial set up fee for first-time investors) will be paid by First Commonwealth (see "Cost to Participants" on page 18).

CAN I MAKE AUTOMATED MONTHLY INVESTMENTS?
Participants enrolled in the Plan may authorize automatic monthly cash investments via Electronic Funds Transfer. This option may be chosen when enrolling in the Plan by checking the appropriate information on the Plan Enrollment Form or by contacting The Bank of New York for an "EFT Enrollment Form."

Automated monthly investments are subject to the minimum and maximum amounts set for the Plan. EFT payments are deducted monthly from a Participant's bank account through any financial institution that participates in the Automated Clearing House. Deductions are made on the 25th day of each month, or if such date is not a business day, on the next business day. Automated monthly optional cash investments will be invested beginning with the next scheduled investment day after the Bank receives the funds. There is a $1.00 fee assessed per EFT transaction, and the Participant is responsible for any bank fees related to the arrangements made for EFT payments. It is your responsibility to immediately notify The Bank of New York of any changes in EFT information as it relates to your authorized monthly deductions. You may call 1-800-524-4458 and request a new EFT Enrollment Form.

In the event that your optional/first time cash investment check is returned unpaid for any reason, or your designated bank account for EFT does not have sufficient funds for your authorized monthly deduction, The Bank of New York will immediately remove from your account shares which were purchased in anticipation of the collection of such funds. These shares will be sold to recover any uncollected funds. If the net proceeds of the sale of such shares are insufficient to recover in full the uncollected amounts, The Bank of New York reserves the right to sell such additional shares from any of your accounts maintained by The Bank of New York as may be necessary to recover in full the uncollected balance.

The Bank of New York will charge you a service fee of $20.00 for returned checks and/or failed EFT payments. The Bank of New York reserves the right to sell additional shares from any of your accounts maintained by The Bank of New York as may be necessary to recover the service fee at the time the check and/or EFT is returned to The Bank of New York.

HOW ARE SHARES PURCHASED?
The Bank of New York aggregates all requests to purchase shares and then purchases the total shares on the open market on the New York Stock Exchange or directly from First Commonwealth. Except to the extent that First Commonwealth has at any time specifically instructed The Bank of New York to use the funds it holds for investment under the Plan to purchase shares directly from First Commonwealth, The Bank of New York will purchase shares under the Plan in the open market. The price per share cannot be determined prior to the purchase. The price per share will always be the average weighted price for all shares purchased for the Plan on the trade date or dates. Net dividend funds and optional/first-time cash investments from all Participants may be commingled to purchase shares. Open market purchases are usually made through a broker affiliated with The Bank of New York.

Dividend funds will be invested beginning on the dividend payment date, customarily on or about the 15th day of January, April, July and October.

Optional and first time cash investments will be invested weekly, generally on the last business day of each week and the funds must be received by The Bank of New York by 12:00 noon on the business day prior to the investment date in order to purchase shares for that weekly investment. No interest will be paid on funds held by The Bank of New York pending investment.

Depending on the number of shares being purchased and current trading volume in the shares, purchases may be executed in multiple transactions and may be traded on more than one day. The purchase price will not be known until the purchase is complete. Upon completion of an investment, The Bank of New York will credit each Participant's account for all full and fractional shares (to four decimal places) purchased. A transaction advice showing account activity will normally be mailed to Participants by first class mail within two (2) business days following the final trade settlement date.

WHAT INFORMATION WILL I RECEIVE?
A summary account statement or transaction advice showing a transaction history will be mailed to you as soon as practicable following the completed investment for each dividend payment date or optional/first-time cash investment. If we do not pay a dividend, a summary account statement showing all year-to-date transaction activity will be mailed to you on an annual basis, usually in January, reflecting the preceding year's activity.

You may request a statement copy at any time by calling The Bank of New York at 1-800-524-4458 (if the requested statement is not for activity within the current year, the Participant will be charged a fee; see "Cost to Participants" on page 18). Account activity can also be viewed online directly from The Bank of New York's website at www.stockbny.com. (see page 11, How Do I Contact The Bank of New York?). YOU SHOULD RETAIN ALL STATEMENTS FOR YOUR RECORDS AND FUTURE COST BASIS CALCULATION IF SHARES ARE SOLD.

For your convenience, statements and transaction advices have a tear-off portion which can be used to send instructions to The Bank of New York for the issuance of certificates, the sale or purchase of shares, deposit of certificates or termination of participation in the Plan.

DOES THE PLAN ALLOW ME TO DEPOSIT CERTIFICATES?
If you own shares of our stock in certificated form, you may elect to deposit the share certificates into your Plan account with The Bank of New York. The Bank of New York will credit these shares to your Plan account in book-entry form. To deposit certificates, send them via registered, insured mail, return receipt requested, to The Bank of New York along with either, at the time of enrollment, your completed, signed Plan Enrollment Form or the tear-off portion of your account statement with your written instructions regarding the deposit. PLEASE DO NOT SIGN THE STOCK CERTIFICATE(S). We recommend that you insure the package for 2% of the value of the shares (see page 11, "How Do I Contact The Bank of New York?" for mailing instructions).


ON SELLING SHARES:
------------------

HOW CAN I SELL MY SHARES?
You may instruct The Bank of New York to sell any or all shares held in your Plan account by one of the following methods:

     - SALE ORDERS VIA MAIL - You may instruct The Bank of New York to sell by completing and signing the tear-off portion of your account statement and mailing the instructions to The Bank of New York. If there is more than one name or owner on the Plan account, all Participants must sign the tear-off portion of the account statement.
     - SALE ORDERS VIA IVR SYSTEM - You may instruct The Bank of New York to sell by placing a sale order via the Interactive Voice Response system. To place a sale order, call 1-800-524-4458, The Bank of New York's toll-free number, with your instructions. Simply enter your social security number or taxpayer ID at the prompt and select the menu option for sales and follow the instructions provided. For security purposes, you will be asked to enter your account number.
     - SALE ORDERS VIA INTERNET - You may instruct The Bank of New York to sell by placing a sale order via the Internet. However, before you can access your shareholder account to place a sale order, YOU WILL FIRST NEED TO REQUEST A PERSONAL IDENTIFICATION NUMBER (PIN) by visiting The Bank of New York's website at www.stockbny.com (see page 11, "How Do I Contact The Bank of New York?").

Sale orders via the Interactive Voice Response system and Internet are generally accepted until 6:00 p.m., Eastern Standard Time. Sale orders will generally be sold within two business days and in most cases be sold the next business day. Sale orders placed after 6:00 p.m. will be considered received the next business day. The IVR System and The Bank of New York's Internet site are confidential, secure, and provide a unique confirmation number for each transaction executed.

If you hold certificate shares and wish to sell these shares through The Bank of New York, you must first deposit them into your account as book-entry shares (see "Does The Plan Allow Me to Deposit Certificates?" above) You may also request a certificate be issued for book entry shares held in your account if you plan to sell shares through a brokerage firm of your choice.

HOW ARE SHARES SOLD?
As with purchases, The Bank of New York aggregates all requests to sell shares and then sells the total shares on the open market. Sales are usually made through a broker affiliated with The Bank of New York. Normally, the shares are sold on the New York Stock Exchange. The price per share of the transaction will reflect the brokerage commission and will always be the average weighted price for all shares sold for the Plan on the trade date or dates. You will incur a transaction fee of $10.00 plus a brokerage commission of $.10 per share sold.

Sales are executed daily. Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and may be traded on more than one day. The selling price will not be known until the sale is complete. A check for the proceeds of the sale of shares less applicable taxes, transaction fees and brokerage commissions will normally be mailed to you by first class mail within two (2) business days after the final trade settlement date. The trade settlement date is the third business day after the sale order is executed. The sale check will include a notice detailing the trade, as well as Form 1099-B, which should be retained for tax record purposes.

CAN I REQUEST A CERTIFICATE?
You may request that The Bank of New York issue a certificate for some or all of the shares (whole shares only) held in your Plan account. To have a certificate issued, simply complete, sign and return the tear-off portion of the account statement or call The Bank of New York. There is no fee for this service.

HOW CAN I TRANSFER SHARES?
Transfers can be made in book-entry or certificated form at any time. In order to transfer shares, you will need to complete a Transfer Instruction Package. Simply visit The Bank of New York's Stock Transfer website at www.stockbny.com to download the information, or call 1-800-524-4458 to request one. Remember you must obtain a "Medallion Guarantee" for any transfer of shares.

A "Medallion Guarantee" insures that the individual signing the request for transfer is the owner or authorized representative. It can be obtained from financial institutions (including many banks and brokerage firms) participating in one or more of the Medallion Guarantee programs. Book-to-book transfers involving transferring shares from an existing Plan account to a new Plan account, should follow the steps listed below.
     - Call The Bank of New York's toll-free telephone number 1-800-524-4458 to request a Plan prospectus and Plan Enrollment Form or download a copy to print from The Bank of New York's website, www.stockbny.com. Complete the form, providing the full registration name, address and social security number of each new Participant.
     - The completed Plan Enrollment Form should be sent along with a written request indicating the number of shares (full and fractional) which should be transferred to the new Participant's account. All existing Participants in the current Plan account should sign the instructions and their signatures should be Medallion Guaranteed as discussed above.

HOW CAN I TERMINATE MY PARTICIPATION IN THE PLAN?
You may withdraw from the Plan at any time. To withdraw from the Plan, simply complete the tear-off portion of the account statement or transaction advice and mail it to The Bank of New York. Upon receipt of your instructions, a certificate for the full shares held in the Plan account will be issued and any fractional shares held in the Plan account will be sold. You will receive a check for the net proceeds (less transaction fees and brokerage commissions) from the sale of any fractional shares.

WHAT HAPPENS IF FIRST COMMONWEALTH ANNOUNCES A RIGHTS OFFERING? In the event that we make available to our shareholders any rights to subscribe for additional common shares, the right to subscribe will be based on the total number of shares owned, both inside and outside the Plan. Any new shares distributed by us resulting from the exercise of the rights will be issued directly to you as a Plan participant.

WHAT HAPPENS IF FIRST COMMONWEALTH ISSUES A DIVIDEND PAYABLE IN SHARES OR DECLARES A SHARE SPLIT? Any stock dividends or stock-split shares distributed by us will be credited directly into your Plan account in book entry form. This includes distributions calculated from shares held in the Plan in book-entry form as well as any certificates registered in the Participant's name(s). Any rights or shares to be distributed as a result of any rights agreement or similar arrangement will be distributed in a like manner. Transaction processing may be temporarily suspended during the latter type of extraordinary distributions. Processing of purchases, sales and transfers may be temporarily suspended during such distributions.

WHO WILL VOTE THE SHARES HELD IN THE PLAN AT SHAREHOLDERS' MEETINGS? You will receive the same voting materials as other shareholders and have the right to vote the shares of our stock represented by whole and fractional shares held on your behalf by The Bank of New York under the Plan on the record date for a vote. You will receive only one proxy card in respect of any shareholders meeting which will apply to all shares registered in your name at The Bank of New York, including whole and fractional shares credited to a Participant's account under the Plan.

HOW DO I CONTACT THE BANK OF NEW YORK?
First Commonwealth Stock Direct Plan is administered by The Bank of New York, as our transfer agent.

FOR GENERAL INFORMATION REGARDING THE PLAN, OR TO OBTAIN A PROSPECTUS/PLAN ENROLLMENT FORM, PLEASE CONTACT THE BANK OF NEW YORK AT:

                  Phone:            1-800-524-4458 (toll-free)

                  Mail:             The Bank of New York
                                    Church Street Station
                                    P. O. Box 11258
                                    New York, New York 10286-1258

                  Internet:         www.stockbny.com (click on "Company List",
                                    then "First Commonwealth")

THE ADDRESS FOR MAILING PLAN ENROLLMENT FORMS, CHECKS FOR OPTIONAL/FIRST-TIME CASH INVESTMENTS, INSTRUCTIONS FOR SALES, TRANSFERS, CERTIFICATE DEPOSIT OR WITHDRAWALS IS AS FOLLOWS:

                                    The Bank of New York
                                    Investment Services Department
                                    P.O. Box 1958
                                    Newark, New Jersey 07101-9774

PLEASE INCLUDE YOUR PLAN ENROLLMENT FORM, OR THE TEAR-OFF PORTION OF YOUR TRANSACTION ADVICE OR ACCOUNT STATEMENT, OR SEPARATE LETTER OF INSTRUCTION THAT INCLUDES YOUR NAME, ADDRESS, PHONE NUMBER AND SHAREHOLDER ACCOUNT NUMBER.

When mailing stock certificates, we recommend that you use registered mail, return receipt requested, and insure your certificates for 2% of their current market value. Our stock is traded on The New York Stock Exchange under the symbol "FCF."

TO ACCESS YOUR PERSONAL, DIRECTLY REGISTERED SHAREHOLDER ACCOUNT AT THE BANK OF NEW YORK'S WEBSITE, YOU WILL NEED TO APPLY FOR A PERSONAL IDENTIFICATION NUMBER
(PIN) FIRST. PLEASE FOLLOW THESE INSTRUCTIONS:

Log onto www.stockbny.com. For account access, first-time users will have to enter their social security number or taxpayer ID when prompted in order to establish a temporary Personal Identification Number (PIN). NOTE: Your temporary PIN will be sent to the address currently listed on your account within 10 business days of its request. You cannot access your account prior to receiving the PIN. Upon receiving and entering your temporary PIN, you will be prompted to change it for security reasons. Please keep your new PIN in a safe place for future account access.
                                 USE OF PROCEEDS

Proceeds from any shares of our stock purchased directly from First Commonwealth under the Plan will be available for general corporate purposes. We have no basis for estimating either the number of shares of common stock that will ultimately be purchased directly from us, if any, under the Plan or the prices at which such shares will be sold.

                              PLAN OF DISTRIBUTION

Except to the extent that First Commonwealth has at any time specifically instructed The Bank of New York to use the funds it holds for investment under the Plan to purchase shares directly from First Commonwealth, The Bank of New York will purchase shares under the plan in the open market. Subject to the availability of shares of our stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends.

We will pay all commission and service fees on purchases made with reinvested dividends and optional cash payments for current, directly registered participants. We will also pay broker's commission fees on purchases made by first-time investors, subject to an initial set-up fee of $7.50 charged by The Bank of New York. Sales of shares held in the Plan are subject to a transaction fee of $10 and a commission of $0.10 per share.

Our common stock may not be available under the Plan in all states or jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, shares of our stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                             VALIDITY OF SECURITIES

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Tomb & Tomb, Indiana, Pennsylvania. David R. Tomb, Jr., Esq. is Senior Vice President, Secretary and Treasurer of First Commonwealth Financial Corporation and beneficially owns, or has rights to acquire under our employee benefit plans, an aggregate of approximately 1.2% of our common stock.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of forward-looking language such as "will likely result," "may," "are expected to," "is anticipated," "estimate," "projected," "intends to" or other similar words. Our actual results, performance or achievements could be materially different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in the prospectus or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be materially different from those expressed or implied by these forward-looking statements.

                                 INDEMNIFICATION

Our directors and executive officers are entitled to indemnification as expressly permitted by the provisions of the Pennsylvania Business Corporation Law and our bylaws. We also have directors' and officers' liability insurance, which provides, in general, insurance to our directors and officers against loss by reason of any of their wrongful acts, subject to the terms and conditions of the policy. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                         FIRST COMMONWEALTH STOCK DIRECT
              TERMS AND CONDITIONS OF THE PLAN FOR SHAREHOLDERS OF FIRST COMMONWEALTH FINANCIAL CORPORATION COMMON STOCK

1. INTRODUCTION
The purpose of First Commonwealth Stock Direct, the "Plan," is to provide registered shareholders of First Commonwealth Financial Corporation common stock and other interested first-time investors with a simple, economical, and convenient method of investing in First Commonwealth common shares. The Plan is administered by First Commonwealth's Transfer Agent, The Bank of New York (the "Bank" or "Plan Administrator").

Enrollment in the Plan is voluntary and may not be available to investors in certain countries. Persons residing outside the United States should determine whether they are subject to any governmental regulation prohibiting their participation.

2. SHARE PURCHASES--OPTIONAL, FIRST TIME CASH INVESTMENTS, INVESTING DIVIDENDS All purchases of shares will be made in the open market on the exchange on which the shares are traded or directly from First Commonwealth. Except to the extent that First Commonwealth has at any time specifically instructed the Bank to use the funds it holds for investment under the plan to purchase shares of common stock directly from First Commonwealth, the shares of common stock to be purchased under the Plan will be purchased in the open market. Open market purchases are usually made through a broker affiliated with The Bank of New York ("Affiliated Broker"). The Affiliated Broker will receive brokerage commissions. The price per share cannot be determined prior to the purchase. The price per share of purchases shall always be the average weighted price of all shares purchased for the Plan on that trade date or dates. Depending on the number of shares being purchased and current trading volume in the shares, purchases may be executed in multiple transactions and may be traded on more than one day. The purchase price will not be known until the purchase is complete.

A transaction advice/statement will normally be mailed to Participants by first class mail within two (2) business days following the final trade settlement date. Advices/Statements will show the weighted average discounted purchase price if a discount is currently being offered. If a discount is not in effect, then the weighted average transaction price will be shown. Transaction fees and brokerage commissions charged to the Participant, if any, and the number of shares credited to a Participant's account will also be shown. Optional/first time cash investments must be made either by Electronic Funds Transfer ("EFT") or check drawn on a U.S. Bank, in U.S. currency, payable to "The Bank of New York - First Commonwealth Stock Direct Plan". NO THIRD PARTY CHECKS, MONEY ORDERS OR TRAVELERS CHECKS WILL BE ACCEPTED.

EFT deductions are made on the 25th day of each month, or if such date is not a business day, the deduction will be made on the preceding business day. Optional cash investments are subject to the minimum optional cash investment of $50.00 per transaction, a maximum investment of $10,000.00 per transaction and a maximum annual investment of $120,000.00 per calendar year. For optional/first-time cash investments, purchases are made at least once a week.

Cash investments, first-time or optional, may be rejected by The Bank of New York if a Participant imposes any restrictions with respect to the number of shares to be purchased, the price at which the shares are to be purchased or the timing of when the purchase is to be made. When First Commonwealth pays a dividend, The Bank of New York, in accordance with a Participant's chosen dividend investment option, will use all or part of the cash dividend to purchase additional common shares. Dividends and other cash distributions are paid in U.S. dollars and the dividend payable date is the date on which shareholders are paid. Dividend purchases are invested as promptly as practicable following the dividend payable date and may be commingled with first-time and/or optional cash investments on that trade date. Shares purchased will be credited to each Participant's account in book-entry form (computed to four decimal places). Dividend investment options can be changed at any time by sending a new Plan Enrollment Form to The Bank of New York. Changes must be received by The Bank of New York on or before the record date for that dividend.

The Board of Directors of First Commonwealth Financial Corporation may, in its sole discretion, approve a discount on Plan purchases. The discount may be approved for purchases made with either reinvested dividends and/or first time/optional cash investments. The amount of discount is subject to change and may be terminated at any time.

3. SHARE SALES
All sales of shares will be made in the open market on the exchange on which the shares are traded. Sales are usually made through a broker affiliated with The Bank of New York ("Affiliated Broker"). The Affiliated Broker will receive brokerage commissions. The price per share cannot be determined prior to the sale. The price per share sold will reflect the brokerage commission and shall always be the average weighted price for all shares sold for the Plan on the trade date or dates. Participants will also incur a transaction fee in addition to a brokerage commission. Sales are executed daily. Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and may be traded on more than one day. The selling price will not be known until the sale is complete. A check for the proceeds of the sale of shares less applicable taxes, transaction fees and brokerage commissions will normally be mailed to Participants by first class within two (2) business days after the final trade settlement date. The trade settlement date is the third business day after the sale order is executed.

4. REQUESTS FOR CERTIFICATES OR TRANSFER OF SHARES
Participants may request that The Bank of New York issue a certificate for some or all of the shares (whole shares only) held in a Participant's Plan account at any time. To have a certificate issued, a Participant should complete, sign and return the tear-off portion of the account statement or call The Bank of New York. In addition, Participants may always request transfer of Plan account shares by contacting The Bank of New York. Transfers can be made in book-entry or certificated form. In order to transfer shares, a Transfer Instruction Package will need to be completed.

Participants may contact The Bank of New York's Stock Transfer website at www.stockbny.com to download and print a copy of the Transfer Instruction Package or call 1-800-524-4458 to request one. A Medallion Guarantee is required for any transfer of shares and can be obtained from any financial institution (including many banks and brokerage firms) participating in one or more of the Medallion Guarantee programs. Participants can also request book-to-book transfers, which involve transferring Shares from an existing Plan account to a new Plan account.

5. DEPOSIT OF CERTIFICATES
A Participant who owns First Commonwealth common shares in certificated form may elect to deposit the certificates into his or her Plan account with The Bank of New York. The Bank of New York will credit these shares to the Plan account in book-entry form.

To deposit certificates send them via registered mail, return receipt requested, to The Bank of New York along with either, at the time of enrollment a completed, signed Plan Enrollment Form, or with the tear-off portion of an account statement with written instructions regarding the deposit. PLEASE REMEMBER NOT TO SIGN THE STOCK CERTIFICATE(S). We recommend that you insure the package for 2% of the value of the shares (see page 11 "How Do I Contact The Bank of New York?" for mailing instructions).

6. ACCOUNT STATEMENTS
A summary account statement or transaction advice showing a transaction history will be mailed to Participants as soon as practicable following the completed investment for each dividend payment date or optional/first-time cash investment. If a dividend is not paid by First Commonwealth, a summary account statement showing all year-to-date transaction activity will be mailed to Participants on an annual basis, usually in January, reflecting the preceding year's activity. Participants may request a copy of an account statement by calling The Bank of New York toll free at 1-800-524-4458. A fee will be charged by The Bank of New York for copies of statements that were issued prior to the current year. Participants can also view their shareholder account online directly by accessing The Bank of New York's website at www.stockbny.com.

Statements and transaction advices will have a tear-off portion which can be used to send instructions to The Bank of New York for the issuance of certificates, the sale or purchase of shares, deposit of certificates or termination of participation in the Plan.

ADDITIONAL TERMS AND CONDITIONS
The Plan is not intended for use by institutional investors or financial intermediaries. Enrollment in the Plan is voluntary and may not be available to investors in certain countries. Initiation of a transaction(s), including first time or optional cash investments, dividend reinvestment, depositing certificates into the Plan and/or selling or purchasing shares, shall establish an agency relationship by the Participant with The Bank of New York.

DISTRIBUTION OF RIGHTS/RIGHTS PROCEEDS
In the event that First Commonwealth makes available to its shareholders any rights to subscribe for additional Common Shares, the rights to subscribe will be based on the total number of shares owned, both inside and outside the Plan. Any new shares distributed by First Commonwealth resulting from the exercise of the rights will be issued directly to the Participant.

DISTRIBUTION OF STOCK DIVIDENDS/STOCK SPLITS
Any stock dividends or stock-split shares distributed by First Commonwealth will be credited directly into the Participant's Plan account. This includes distributions calculated from shares held in the Plan in book-entry form as well as any shares registered in Participants' names. Any rights or shares to be distributed as a result of any rights agreement or similar arrangement will be distributed in a like manner. Transaction processing may be temporarily suspended during the latter type of extraordinary distributions. Processing of purchases, sales and transfers may be temporarily suspended during such distributions.

VOTING/ANNUAL MEETINGS
To the extent made available by First Commonwealth, Participants in the Plan will receive voting materials and have the sole right to vote the Common Shares of First Commonwealth represented by all shares (whole and fractional) that are held by The Bank of New York for such Participant under the Plan on the record date for a vote. Participants will receive only one proxy card in respect of any shareholders' meeting which will apply to all shares registered in such holder's name at The Bank of New York, including whole and fractional shares credited to a Participant's account under the Plan.

TAX REPORTING
Generally, The Bank of New York is required to report to both the Plan Participant and the U.S. Internal Revenue Service information regarding dividend amounts paid by First Commonwealth as well as any proceeds received from the sale of shares, rights or other securities, including any additional funds credited to a Participant's account due to special dividends or discounts. The tax consequences of participating in the Plan can vary depending on each Participant's tax situation. Accordingly, each Participant is responsible for determining the tax effect of Plan participation and should consult with a tax advisor with respect to the current and proposed federal, state, local, foreign and other tax laws.

LIABILITY
Neither First Commonwealth nor The Bank of New York will be liable for any losses or liability howsoever incurred by Participants arising from, related to or in connection with the administration of the Plan or The Bank of New York's actions or non-actions with respect to the Plan (including by way of example and not by way of limitation any losses or claim of liability arising from (i) the failure to terminate a Participant's account, sell shares in the Plan or purchases for first-time or optional cash investments or dividends without prior receipt of proper documentation and instructions; (ii) the prices at which shares are purchased or sold for the Participant's account, the timing of such purchases and sales, and the fluctuation of prices of the shares (a) between the receipt of cash or dividends for investment and such investment, (b) between the receipt of instructions to sell and such sale and (c) after the purchase and sale of shares, and (iii) the transfer of Shares from Participant's account to a broker pursuant to the Profile Program of The Depository Trust Company) except for such losses and liabilities caused by the negligence or willful misconduct of The Bank of New York; and Participant shall indemnify and hold harmless The Bank of New York from all losses and liabilities incurred by The Bank of New York (including losses and liabilities arising from disputes with Participant) other than those caused by The Bank of New York's negligence and willful misconduct. In no event shall The Bank of New York be liable for special, consequential or punitive damages or losses due to forces beyond its control (including by way of example and not by way of limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware services).

THESE TERMS AND CONDITIONS AND THE ADMINISTRATION OF THE PLAN AND THE BANK OF NEW YORK'S DUTIES AND RESPONSIBILITIES UNDER THE PLAN SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS (AND NOT THE CHOICE OF LAW RULES) OF THE STATE OF NEW YORK; ALL PROCEEDINGS RELATING TO THE PLAN SHALL BE BROUGHT BY PARTICIPANT ONLY IN COURTS LOCATED IN THE CITY OF NEW YORK; AND PARTICIPANTS WAIVE THEIR RIGHT TO TRIAL BY JURY.

First Commonwealth Financial Corporation reserves the right to modify the Plan including the right to terminate the Plan upon 30 days notice to Plan Participants. In addition, The Bank of New York reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation.

SHARES OF FIRST COMMONWEALTH FINANCIAL CORPORATION COMMON STOCK ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY, ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF, AND ARE NOT GUARANTEED BY, THE BANK OF NEW YORK. THE SHARES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED. THE BANK OF NEW YORK AND FIRST COMMONWEALTH PROVIDE NO ADVICE AND MAKE NO RECOMMENDATIONS WITH RESPECT TO PURCHASING OR SELLING SHARES OF FIRST COMMONWEALTH. ANY DECISION TO PURCHASE OR SELL MUST BE MADE BY EACH INDIVIDUAL PLAN PARTICIPANT BASED ON HIS OR HER OWN RESEARCH AND JUDGMENT. NOTHING HEREIN SHALL BE DEEMED TO CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO BUY SHARE(S) OF FIRST COMMONWEALTH.

IMPORTANT NOTE: SHARES HELD IN FIRST COMMONWEALTH STOCK DIRECT ARE NOT SUBJECT TO PROTECTION UNDER THE SECURITIES INVESTOR PROTECTION ACT OF 1970.

COSTS TO PARTICIPANTS
In most cases, First Commonwealth has determined to pick up fees and expenses incurred to operate the Plan. However, there are some administrative service fees and brokerage commissions that will be charged directly to participants. The fees are subject to change at any time. This is considered part of the "Terms and Conditions" of the Plan.

INITIAL ENROLLMENT FOR FIRST-TIME CASH INVESTMENT             Paid by Participant
- One-time set up fee, per account, of $7.50

FIRST-TIME OR OPTIONAL CASH INVESTMENTS:
- Transaction Fee                                             Paid by First Commonwealth
- Brokerage Commission                                        Paid by First Commonwealth

AUTOMATIC ELECTRONIC FUNDS TRANSFER                           Paid by Participant
 WITHDRAWAL/$1.00 TRANSACTION

REINVESTMENT OF DIVIDENDS:
- Transaction Fee                                             Paid by First Commonwealth
- Brokerage Commission                                        Paid by First Commonwealth

SALE OF SHARES
- Transaction Fee, $10.00 per transaction                     Paid by Participant
- Brokerage Commission, $.10 per share sold                   Paid by Participant

DEPOSIT OF CERTIFICATES                                       No Fee

CERTIFICATE WITHDRAWAL                                        No Fee

BOOK TO BOOK TRANSFERS                                        No Fee

MINIMUM CASH PER INVESTMENT:
-  First-time investment, new account                         $500.00
-  Optional cash investment, existing registered account      $ 50.00

MAXIMUM CASH INVESTMENTS:
 - First-time investment, new account                         $10,000.00
 - Optional cash investment, existing registered account      $10,000.00

MAXIMUM AGGREGATE OPTIONAL/CASH INVESTMENT                    $120,000.00
- Per Account, per Calendar Year (does not include
  dividend amounts invested)

TRANSACTION STATEMENT COPY                                    $20.00/request/year
(NO CHARGE IF REQUESTED WITHIN CURRENT YEAR)                  Paid by Participant

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUSES

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION:

         The following table sets forth the various expenses payable by the Registrant in connection with the Securities being registered hereby.

         Registration Fee                        $ 3,461
         Legal fees and expenses*                $ 3,000
         Accounting fees and expenses*           $ 3,000
         Printing expenses*                      $ 5,000
                                                 -------
                                          Total: $14,461
                                                 =======

         *Denotes estimated expenses

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Indemnification under the Registrant's Bylaws. The Registrant's Bylaws require the Registrant to indemnify its directors and officers against expenses and liabilities to the fullest extent permitted by law. Any director or officer who is made, or threatened to be made, a party to any claim, action, suit or proceeding by reason of such person being or having been a director or officer of the Registrant or a subsidiary of the Registrant, or by reason of the fact that such person is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or other representative of another corporation or entity, will be entitled to indemnification. The Bylaws further provide that such indemnification is not exclusive of any other rights to which such individual may be entitled under the Bylaws, any agreement, charter provision, vote of shareholders or directors, or otherwise.

         Indemnification under the PBCL. The Pennsylvania Business Corporation Law ("PBCL") authorizes indemnification of a director or officer against expenses and liabilities if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification may be made only upon a determination that indemnification of the director or officer is proper under the circumstances because the director or officer has met this standard of care. The determination may be made:

         (1) by the board of directors of the Registrant by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

         (2) if such a quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3) by the Registrant's shareholders.

Notwithstanding the above, to the extent that a director or officer has been successful on the merits or otherwise in defense of any action or proceeding, or in defense of any claim, issue or matter in any such action or proceeding, such person is entitled to indemnification against expenses (including attorneys' fees) actually and reasonably incurred by in connection with the action or proceeding.

         Limitation of Liability under the Registrant's Bylaws. The Registrant's Bylaws provide that no director or officer of the Registrant will be liable by reason of having been a director or officer of the Registrant if the person performs his or her duties in good faith and in a manner reasonably believed to be in the best interests of the Registrant. This standard will be satisfied if the person acted without self-dealing, willful misconduct or recklessness.

         Directors' and Officers' Liability Insurance. The Registrant maintains directors' and officers' liability insurance, which provides, in general, insurance to (i) the Registrant's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

ITEM 16. EXHIBITS.

 EXHIBIT
    NO.                                           DESCRIPTION
4.1        First Commonwealth Financial Corporation Dividend Reinvestment Plan (terms and conditions of this plan are set forth in the prospectus contained in this Registration Statement)

5.1        Opinion of Tomb & Tomb*

23.1       Consent of Deloitte & Touche LLP*

23.2       Consent of Tomb & Tomb (included as part of Exhibit 5.1)

24.1       Power of Attorney (included as part of the Signatures to this Registration Statement)

* Filed herewith.

ITEM 17. UNDERTAKINGS.

(a)    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "Securities Act");

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however , that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, and together with the rules and regulations thereunder, the "Securities Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Borough of Indiana, Commonwealth of Pennsylvania, on December 22, 2003.

                            First Commonwealth Financial Corporation


                            By:  /s/ Joseph E. O'Dell
                               ------------------------------------------------
                            Name:   Joseph E. O'Dell
                            Title:  President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John J. Dolan and David R. Tomb, Jr., and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                     TITLE                                          DATE

/s/ Joseph E. O'Dell                         President and Chief Executive Officer/
-------------------------------              Director                                       December 16, 2003
Joseph E. O'Dell


/s/ John J. Dolan                            Executive Vice President and Chief
-------------------------------              Financial Officer                              December 16, 2003
John J. Dolan


/s/ E. James Trimarchi                       Chairman of the Board                          December 16, 2003
-------------------------------
E. James Trimarchi


/s/ David S. Dahlmann                        Director                                       December 16, 2003
-------------------------------
David S. Dahlmann

                                             Director
-------------------------------
James W. Newill

SIGNATURE                                     TITLE                                          DATE

/s/ John A. Robertshaw, Jr.                   Director                                      December 16, 2003
-------------------------------
John A. Robertshaw, Jr.

                                              Director
-------------------------------
Laurie Stern Singer


/s/ Alan R. Fairman                           Director                                      December 16, 2003
-------------------------------
Alan R. Fairman


/s/ Ray T. Charley                            Director                                      December 16, 2003
-------------------------------
Ray T. Charley

                                              Director
-------------------------------
Edward T.  Cote


/s/ Johnston A. Glass                         Director                                      December 16, 2003
--------------------------------
Johnston A. Glass


/s/ Dale P. Latimer                           Director                                      December 16, 2003
--------------------------------
Dale P. Latimer


/s/ David R. Tomb, Jr.                        Director                                      December 16, 2003
--------------------------------
David R. Tomb, Jr.


                                      II-5